Exhibit 10.3

SECOND AMENDMENT
TO
LOAN AND SECURITY AGREEMENT
This Second Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 26th day of July, 2018 (the “Second Amendment Effective Date”), by and among SILICON VALLEY BANK, a California corporation (“Bank”), SPROUT SOCIAL, INC., a Delaware corporation (“Sprout Social”) and SIMPLY MEASURED, INC., a Washington corporation (“Simply Measured”, and together with Sprout Social, individually and collectively, jointly and Severally, the “Borrower”).
RECITALS
A.    Bank and Existing Borrower have entered into that certain Loan and Security Agreement dated as of December 1, 2017, as amended by that certain Joinder and First Amendment to Loan and Security Agreement, dated as of February 26, 2018 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).
B.    Bank has extended credit to Existing Borrower for the purposes permitted in the Loan Agreement.
C.    Existing Borrower has requested that Bank amend the Loan Agreement to (i) increase the Revolving Line; and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.
D.    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.    Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.    Amendments to Loan Agreement.
2.1    Section 2.8 (Incremental Loan). Section 2.8 of the Loan Agreement is deleted in its entirety.

2.2    Section 6.2 (Financial Statements, Reports, Certificates). Subsections (h) and (i) of Section 6.2 are each amended and replaced with the following, followed by the insertion of new subsection (j):
“    (j)     prompt report of any legal actions pending or threatened in writing against Borrower or any of its Subsidiaries that could result in damages or costs to Borrower or any of its Subsidiaries of, individually or in the aggregate, One Hundred Thousand Dollars ($100,000.00) or more;
(i)    promptly, from time to time, such other information regarding Borrower or compliance with the terms of any Loan Documents as reasonably requested by Bank; and
(j)     prompt written notice of any changes to the beneficial ownership information set forth in items 2(f) and 2(g) of the Perfection Certificate. Borrower understands and acknowledges that Bank relies on true, accurate and up-to-date beneficial ownership information to meet Bank’s regulatory obligations to obtain, verify and record information about the beneficial owners of its legal entity customers.”
2.3    Section 13 (Definitions). The following term and its definition set forth in Section 13.1 is deleted in its entirety and replaced with the following:
“Revolving Line” is an aggregate principal amount not to exceed Twenty Million Dollars ($20,000,000.00) outstanding at any time.
2.4    Section 13 (Definitions). The following new defined terms are hereby inserted alphabetically in Section 13.1:
“Second Amendment Effective Date” is July 26, 2018.
2.5    Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are deleted in their entirety:
“Election Period” is defined in Section 2.8(b).
“Increase Effective Date” is defined in Section 2.8(c).
“Incremental Revolving Line Commitment” is defined in Section 2.8(a).
3.    Limitation of Amendments.
3.1    The amendments set forth in Section 2 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
4.    Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
4.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default has occurred and is continuing;
4.2    Each Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
4.3    The organizational documents of Borrower previously delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect, or have otherwise been delivered to Bank in connection with the Second Amendment Effective Date;
4.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
4.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
4.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
4.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.    Perfection Certificates. In connection with this Amendment, Borrowers have provided Bank updated Perfection Certificates (the “Updated Perfection Certificates”). Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in certain Updated Perfection Certificates, as amended as set forth on Schedule 1 attached hereto (the “Perfection Certificate”) and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in each such Perfection Certificate, as amended, has not changed, as of the date hereof. From and after the Second Amendment Effective Date, all references to the “Perfection Certificate” in the Loan Documents shall be deemed to be a reference to such Updated Perfection Certificate.
6.    Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
7.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
8.    Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of (i) a fully earned, non-refundable amendment fee equal to Twelve Thousand Five Hundred Dollars ($12,500.00); and (ii) Bank’s reasonable legal fees and expenses incurred in connection with this Amendment; (c) a duly executed a certificate of each Borrower dated as of the Second Amendment Effective Date, signed by a Responsible Officer of each such Borrower certifying and attaching the resolutions adopted by such Borrower approving or consenting to the increase to the Revolving Line; (d) delivery to Bank of an executed Compliance Certificate certifying that, as of the Second Amendment Effective Date, Borrower is in compliance with the conditions precedent set forth in Section 3.2 of the Loan Agreement; (e) the duly executed Updated Perfection Certificate for each Borrower; and (f) such other documents as Bank shall reasonable request.
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK
SILICON VALLEY BANK By: __________________________ Name: Title: _________________________

BORROWER
SPROUT SOCIAL, INC. By: __________________________ Name: Title: _________________________	SIMPLY MEASURED, INC. By: __________________________ Name: Title: _________________________
2341407.3